Exhibit 10.1

Execution Version

FORM OF EMPLOYEE MATTERS AGREEMENT

by and between

EATON CORPORATION PLC

EATON CORPORATION

EATON CAPITAL UNLIMITED COMPANY

and

MOBILITY (USA) CORPORATION

Dated as of [•], 2026

i

Schedule 1.1(a):	Former SpinCo Employee
Schedule 1.1(b):	SpinCo Employees
Schedule 1.1(c)(i):	Other SpinCo Employees
Schedule 1.1(c)(ii):	SpinCo Employee No Transfer Schedule
Schedule 2.2:	Former SpinCo Employee Liabilities Retained by Parent
Schedule 2.3(a):	Country Exceptions to Parent Benefit Plan Allocation

ii

Schedule 2.3(b):	Country Exceptions to SpinCo Benefit Plan Allocation
Schedule 3.1:	Parent Non-U.S. Benefit Plans That Will Automatically Apply to SpinCo or be Assumed by SpinCo
Schedule 3.1(a)(i):	SpinCo Convey Pension Plans
Schedule 3.1(a)(ii):	Parent Retain Pension Plans
Schedule 3.1(b)(i):	Parent Non-U.S. DC Plans
Schedule 3.2:	Countries Where CBAs Will Automatically Apply
Schedule 3.3(i):	Parent Non-U.S. Welfare Plans
Schedule 6.1(a)(i):	Parent Welfare Plans
Schedule 8.1(a):	Parent Nonqualified Plans
Schedule 8.1(c):	Nonqualified Plans Retained by Parent

iii

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of [•], 2026 (this “Employee Matters Agreement”), between Eaton Corporation plc., an Irish public limited company (“Parent”), Eaton Corporation, a corporation registered in the State of Ohio (“Eaton Ohio”), Eaton Capital Unlimited Company, an Irish public unlimited company (“Eaton HoldCo” and together with Eaton Ohio, the “Additional Eaton Parties”) and Mobility (USA) Corporation, a Delaware corporation and preexisting, wholly owned subsidiary of Parent (“SpinCo”). Each of the foregoing parties is referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in Article I.

RECITALS

WHEREAS, the parties to this Employee Matters Agreement have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, pursuant to which Parent intends to distribute to its shareholders, on a pro rata basis, 100% of the outstanding SpinCo Shares held by Parent (the “Distribution”); and

WHEREAS, the parties wish to set forth their agreements as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, current and former employees of Parent and SpinCo and their Subsidiaries.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For the purposes of this Employee Matters Agreement:

“Actuary” has the meaning set forth in Section 3.1(a)(v).

“Adjusted Parent Option” means an option award with respect to Parent Shares resulting from the adjustment of Parent Options as described in Section 9.1(a)(iii)(A).

“Adjusted Parent Performance-Based RSU” means a performance-based restricted stock unit award with respect to Parent Shares resulting from the adjustment of Parent Performance-Based RSUs as described in Section 9.1(a)(ii)(A).

“Adjusted Parent Time-Based RSA” means a time-based restricted share award with respect to Parent Shares resulting from the adjustment of Parent Time-Based RSAs as described in Section 9.1(a)(i)(A).

“Adjusted Parent Time-Based RSU” means a time-based restricted stock unit award with respect to Parent Shares resulting from the adjustment of Parent Time-Based RSUs as described in Section 9.1(a)(i)(A).

“Applicable Transfer Date” means the date on which a Delayed Transfer Employee actually transfers employment to the SpinCo Group or the Parent Group, as applicable.

“COBRA” means the continuation coverage requirements under Code Section 4980B and ERISA Sections 601-608.

“Collective Bargaining Agreement” means (a) any agreement between Parent or an Affiliate of Parent and a trade union, works council or trade representative that sets forth the terms and conditions of employment relating to Non-U.S. SpinCo Employees or (b) any terms and conditions that apply to Non-U.S. SpinCo Employees by virtue of Parent’s or an Affiliate of Parent’s membership in a union or participation in a particular trade, industry or economic sector.

“Current SpinCo Workers’ Compensation Claims” has the meaning set forth in Section 6.5.

“Damages” means all losses, claims, demands, damages, Liabilities, judgments, dues, penalties, assessments, fines (civil, criminal or administrative), costs, liens, forfeitures, settlements, fees or expenses (including reasonable attorneys’ fees and expenses and any other expenses reasonably incurred in connection with investigating, prosecuting or defending a claim or Action), of any nature or kind, whether or not the same would properly be reflected on any financial statements or the footnotes thereto.

“Delayed Transfer Employee” has the meaning set forth in Section 2.4.

“Distribution” has the meaning set forth in the Recitals.

“Early Transfer Employee” has the meaning set forth in Section 2.4.

“Employee Matters Agreement” has the meaning set forth in the preamble.

“Employment Agreement” means any individual employment, offer, retention, consulting, restrictive covenant, sign-on, relocation, change in control, sale bonus, incentive bonus, severance or other individual compensatory agreement (including any claw back or repayment agreement) between any current or former employee and Parent or any of its Affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excluded Benefits” has the meaning set forth in Section 4.1(a).

“Former Parent Employee” means any individual who (a) on or before the close of business on the Distribution Date retired or otherwise separated from service from Parent and its Affiliates (including any SpinCo Entity), and (b) is not a Former SpinCo Employee.

“Former SpinCo Employee” means any individual who, during the twelve (12) month period immediately prior to the Distribution, exclusively provided services to the SpinCo Business and who either (a) (i) on or before the close of business on the Distribution Date retired or otherwise separated from service from Parent and its Subsidiaries, and (ii) whose last day worked with Parent and its Subsidiaries was with (A) the SpinCo Business or (B) any entity that will be a SpinCo Entity immediately after the Distribution, or (b) is set forth on Schedule 1.1(a).

“Historical SpinCo Workers’ Compensation Claims” has the meaning set forth in Section 6.5.

“Non-U.S. SpinCo Employee” means each SpinCo Employee whose employment is based outside of the United States. Non-U.S. SpinCo Employees also include Delayed Transfer Employees whose employment is based outside of the United States and who are SpinCo Delayed Transferees, effective as of the Applicable Transfer Date.

“Parent” has the meaning set forth in the preamble.

“Parent Benefit Plan” means each Benefit Plan that is not a SpinCo Benefit Plan, including, but not limited to, the Parent Welfare Plans, Parent DC Plans, Parent Retain Pension Plans, Parent Flexible Account Plan and Parent Nonqualified Plans.

“Parent Compensation Committee” means the Compensation and Organization Committee of the board of directors of Parent.

“Parent DC Plan” has the meaning set forth in Section 7.1(a).

“Parent Delayed Transferees” means the Delayed Transfer Employees who transfer from the SpinCo Group to the Parent Group.

“Parent Employee” means each individual who is an employee of Parent or any of its Subsidiaries and who, as of the close of business on the Distribution Date, is not a SpinCo Employee (whether employed by the Parent Group or the SpinCo Group) or a Former SpinCo Employee. For the avoidance of doubt, Parent Employees also include Parent Delayed Transferees, effective as of the Applicable Transfer Date.

“Parent Entity” means a member of the Parent Group.

“Parent Equity Compensation Award” means each Parent Performance-Based RSU, Parent Time-Based RSU, Parent Time-Based RSA and Parent Option.

“Parent Flexible Account Plan” has the meaning set forth in Section 6.4.

“Parent LTIPs” means (a) the Amended and Restated 2008 Stock Plan, (b) the Second Amended and Restated 2009 Stock Plan, (c) the Amended and Restated 2012 Stock Plan, (d) the 2015 Stock Plan and (e) the 2020 Stock Plan.

“Parent Nonqualified Plans” has the meaning set forth in Section 8.1(a).

“Parent Non-U.S. Benefit Plan” means each Non-U.S. Benefit Plan that is not a SpinCo Non-U.S. Benefit Plan, including, but not limited to, Parent Non-U.S. Welfare Plans and Parent Non-U.S. DC Plans.

“Parent Non-U.S. DC Plans” has the meaning set forth in Section 3.1(b)(i).

“Parent Non-U.S. Welfare Plan” means each Parent Non-U.S. Benefit Plan that is a Welfare Plan that is not statutorily mandated.

“Parent Participant” means any Parent Employee, Former Parent Employee, Former SpinCo Employee (if any) or non-employee board member who immediately prior to the Distribution Date holds Parent Equity Compensation Awards, or a beneficiary, dependent or alternate payee of such person.

“Parent Performance-Based RSU” means a performance-based restricted stock unit award with respect to Parent Shares granted by Parent under the Parent LTIPs before the Distribution Date.

“Parent Option” means an option award with respect to Parent Shares granted by Parent under the Parent LTIPs before the Distribution Date.

“Parent Retain Pension Plans” has the meaning set forth in Section 3.1(a)(ii).

“Parent Stub Year Bonus” has the meaning set forth in Section 5.3(a).

“Parent Time-Based RSA” means a time-based restricted share award with respect to Parent Shares granted by Parent under any Parent LTIPs before the Distribution Date.

“Parent Time-Based RSU” means a time-based restricted stock unit award with respect to Parent Shares granted by Parent under any Parent LTIPs before the Distribution Date.

“Parent Welfare Plan” means each Parent Benefit Plan that is a Welfare Plan.

“Plan Payee” means, as to an individual who participates in a Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Benefit Plan.

“Post-Distribution Parent VWAP” means the two-day volume weighted average price of Parent Shares on the New York Stock Exchange during the first and second Trading Days immediately following the Distribution (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“Pre-Distribution Action” means an Action by any Third-Party with respect to a Parent Benefit Plan, Parent Employee, Former Parent Employee, SpinCo Employee, or Former SpinCo Employee that arises from an act, omission, or event that occurred prior to the Distribution.

“Pre-Distribution Parent Price” means the closing sale price of Parent Shares on the New York Stock Exchange on the Trading Day immediately preceding the Distribution (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“RCAs” has the meaning set forth in Section 12.4.

“Retained Severance Benefits” has the meaning set forth in Section 6.1(b).

“Separation Agreement” has the meaning set forth in the Recitals.

“SpinCo” has the meaning set forth in the preamble.

“SpinCo Convey Pension Plans” has the meaning set forth in Section 3.1(a)(i).

“SpinCo DC Plan” has the meaning set forth in Section 7.1(a).

“SpinCo Delayed Transferees” means the Delayed Transfer Employees who transfer from the Parent Group to the SpinCo Group.

“SpinCo Employee” means each (a) employee (including any employee on an approved leave of absence from which the employee is reasonably expected to return to active employment within 6 months following the Distribution Date) employed by Parent or any of its Subsidiaries (including any SpinCo Entity) who (x) provided services to the SpinCo Business that were greater than 50% of the total services provided by such individual to Parent as of immediately prior to the Distribution and (y) is listed on Schedule 1.1(b), (b) individual whose employment transfers to a SpinCo Entity pursuant to applicable Law, and (c) other individual (i) listed on Schedule 1.1(c)(i) or (ii) hired or reassigned by Parent or any of its Subsidiaries in compliance with the Merger Agreement between the date of this Employee Matters Agreement and the Distribution Date to replace any of the individuals included on Schedule 1.1(c)(i), including, in the case of clause (i) or (ii), any individual on an approved leave of absence from which the employee is reasonably expected to return to active employment within 6 months following the Distribution Date. Notwithstanding the foregoing, no individual listed on Schedule 1.1(c)(ii) shall be considered a SpinCo Employee.

“SpinCo Employment Agreement” has the meaning set forth in Section 5.4.

“SpinCo Entity” means a member of the SpinCo Group.

“SpinCo Equity Compensation Award” means each SpinCo Time-Based RSU, Converted SpinCo Time-Based RSU and SpinCo Option.

“SpinCo LTIP” means the SpinCo Long Term Incentive Plan and any stock-based or other incentive plan identified by SpinCo before the Distribution Date.

“SpinCo Non-U.S. Welfare Plan” has the meaning set forth in Section 3.3.

“SpinCo Option” means an option award with respect to SpinCo Shares subject to the SpinCo LTIP and resulting from the adjustment of Parent Options as described in Section 9.1(a)(iii)(B).

“SpinCo Non-U.S. Receiving Plan” has the meaning set forth in Section 3.1(c)(i).

“SpinCo Participant” means any SpinCo Employee who immediately prior to the Distribution Date holds Parent Equity Compensation Awards, or a beneficiary, dependent or alternate payee of such person.

“SpinCo Stub Year Bonus” has the meaning set forth in Section 5.3(d).

“SpinCo Time-Based RSU” means a time-based restricted stock unit award with respect to SpinCo Shares subject to the SpinCo LTIP and resulting from the adjustment of Parent Time-Based RSUs as described in Section 9.1(a)(i)(B).

“SpinCo U.S. DC Receiving Plan” has the meaning set forth in Section 7.1(a).

“SpinCo U.S. Welfare Plan” has the meaning set forth in Section 6.1(a).

“SpinCo VWAP” means the two-day volume-weighted average price of SpinCo Shares on the New York Stock Exchange during the first and second Trading Days immediately following the Distribution (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“SpinCo Welfare Claims” has the meaning set forth in Section 6.1(b).

“SpinCo Welfare Plan” means each SpinCo U.S. Welfare Plan and each SpinCo Non-U.S. Welfare Plan.

“SpinCo Workers’ Compensation Claims” has the meaning set forth in Section 6.5.

“Third Party” means a Person (including any Governmental Authority) who is not a Parent Entity or SpinCo Entity.

“Trading Day” means the period of time during any given calendar day, beginning at 9:30 a.m. (New York time) (or such other time as the New York Stock Exchange publicly announces is the official open of trading), and ending at 4:01 p.m. (New York time) (or one minute after such other time as the New York Stock Exchange publicly announces is the official close of trading), in which trading and settlement in Parent Shares or SpinCo Shares is permitted on the New York Stock Exchange.

“Treasury Regulations” means the regulations promulgated by the U.S. Treasury Department under the Code.

“U.S. SpinCo Employee” means each SpinCo Employee whose employment is based in the United States. U.S. SpinCo Employees also include Delayed Transfer Employees whose employment is based in the United States and who are SpinCo Delayed Transferees, effective as of the Applicable Transfer Date.

“Vendor Contract” has the meaning set forth in Section 13.1.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, vision care, employee assistance programs (EAP), accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits or is otherwise an “employee welfare benefit plan” as described in Section 3(1) of ERISA.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim. If such injury occurs over a period both preceding and following the Distribution Date (e.g., a repetitive stress injury or a condition that otherwise develops over a period of time), the claim shall be covered jointly by Parent and SpinCo, and shall be apportioned among them based upon the relative periods of time that the injury transpired preceding and following the Distribution Date.

Section 1.2 Other Capitalized Terms. Capitalized terms not defined in this Employee Matters Agreement, including the following, will have the meanings ascribed to them in the Separation Agreement:

•	Action

•	Affiliate

•	Ancillary Agreements

•	Benefit Plan

•	Closing Working Capital

•	Code

•	Distribution Date

•	Governmental Authority

•	Group

•	Law

•	Liability or Liabilities

•	Merger Agreement

•	Merger Partner

•	Non-U.S. Benefit Plan

•	Parent Group

•	Parent Liabilities

•	Parent Shares

•	Person

•	SpinCo Benefit Plan

•	SpinCo Business

•	SpinCo Group

•	SpinCo Liabilities

•	SpinCo Non-U.S. Benefit Plan

•	SpinCo Shares

•	Subsidiary

•	Tax or Taxes

•	Tax Matters Agreement

•	Third-Party Claim

•	Transition Services Agreement

ARTICLE II

GENERAL PRINCIPLES; EMPLOYEE TRANSFERS

Section 2.1 Parent Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the Additional Eaton Parties (or their Affiliates) will be solely responsible for (a) all employment, compensation, employee benefits and other Liabilities to the extent relating to, arising out of or resulting from Parent Employees and Former Parent Employees, (b) all employment-related Liabilities incurred with respect to any other Person (including prospective employees, service providers and candidates for employment), other than such Liabilities that relate exclusively to SpinCo Employees or Former SpinCo Employees, whether or not incurred by the SpinCo Entities, (c) all Liabilities to the extent relating to, arising out of or resulting from each Parent Benefit Plan, and (d) any other Liabilities expressly assigned or allocated to a Parent Entity under this Employee Matters Agreement, in each case, whether arising before, on or after the Distribution Date.

Section 2.2 SpinCo Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the SpinCo Group will be solely responsible for (a) all employment, compensation, employee benefits and other Liabilities to the extent relating to, arising out of or resulting from SpinCo Employees, (b) all employment, compensation and employee benefits Liabilities to the extent relating to, arising out of or resulting from Former SpinCo Employees, except as otherwise required by applicable Law or provided in Schedule 2.2, (c) all employment-related Liabilities incurred exclusively with respect to SpinCo Employees or Former SpinCo Employees, (d) all Liabilities to the extent relating to, arising out of or resulting from each SpinCo Benefit Plan, (e) all immigration-related, visa, work application, or similar rights, obligations and liabilities related to SpinCo Employees and (f) any other Liabilities expressly assigned or allocated to a SpinCo Entity under this Employee Matters Agreement, in each case, whether arising before, on or after the Distribution Date.

Section 2.3 Parent Benefit Plans/SpinCo Benefit Plans.

(a) Except as otherwise provided herein or as set forth on Schedule 2.3(a), the Additional Eaton Parties (or their Affiliates) will be exclusively responsible for administering each Parent Benefit Plan and Parent Non-U.S. Benefit Plan in accordance with its terms and for all obligations and Liabilities to the extent relating to, arising out of or resulting from the Parent Benefit Plans and Parent Non-U.S. Benefit Plans and all benefits owed to participants in the Parent Benefit Plans and Parent Non-U.S. Benefit Plans, whether arising before, on or after the Distribution Date.

(b) Except as otherwise provided herein or as set forth on Schedule 2.3(b), effective as of the Distribution Date, the SpinCo Group will be exclusively responsible for administering each SpinCo Benefit Plan and SpinCo Non-U.S. Benefit Plan in accordance with its terms and for all obligations and Liabilities to the extent relating to, arising out of or resulting from the SpinCo Benefit Plans and SpinCo Non-U.S. Benefit Plans and all benefits owed to participants in the SpinCo Benefit Plans and SpinCo Non-U.S. Benefit Plans, whether arising before, on or after the Distribution Date.

Section 2.4 Employee Transfers. Effective as of the Distribution Date and other than with respect to the Delayed Transfer Employees and Early Transfer Employees (which is described below), all SpinCo Employees will be employed by a SpinCo Entity. Any SpinCo Employee whose employment transfers to a SpinCo Entity pursuant to one of the following categories will be a “Delayed Transfer Employee”; provided that such SpinCo Employee was continuously employed by a SpinCo Entity or Parent Entity (as applicable) from the Distribution Date through the date of the employment transfer: (a) within 6 months after the Distribution Date from the Parent Group to the SpinCo Group or from the SpinCo Group to the Parent Group because such SpinCo Employee was inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date; (b) within 6 months after the Distribution Date from the Parent Group to the SpinCo Group if such SpinCo Employee was on approved leave (including, but not limited to, family leave, medical leave and military leave) on the Distribution Date and such transfer occurs immediately upon the employee returning to work; or (c) to the extent applicable, before or at the expiration of the applicable period of the Transition Services Agreement under which such employee provides services as mutually determined by the Additional Eaton Parties and Merger Partner. Notwithstanding anything herein to the contrary, no employee will be considered a Delayed Transfer Employee unless the mutual agreement with respect to, and the Applicable Transfer Date of, the Delayed Transfer Employee occurs on or before the end of the maximum period during which the transfer is permitted to occur, as detailed above. With respect to any employee whose employment transfers prior to the Distribution Date, if any, in accordance with a local asset, stock transfer or business transfer agreement or otherwise pursuant to applicable Law (“Early Transfer Employees”), the treatment of Liabilities set forth in this Employee Matters Agreement that applies to employees who transfer employment on the Distribution Date shall also apply to such Early Transfer Employees.

ARTICLE III

NON-U.S. RETIREMENT AND BENEFIT PLANS AND

NON-U.S. EMPLOYEE TRANSFERS.

Section 3.1 Non-U.S. Plans Generally. Except as otherwise provided below, effective as of the Distribution Date, (a) the Additional Eaton Parties or a Parent Entity will retain each Parent Non-U.S. Benefit Plan and (b) SpinCo or a SpinCo Entity will retain or assume each SpinCo Non-U.S. Benefit Plan. To the extent that applicable Law of any jurisdiction requires that, in connection with the transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Ancillary Agreements, all or a portion of the Parent Non-U.S. Benefit Plans listed on Schedule 3.1 be assumed by a SpinCo Entity or be applicable to the Non-U.S. SpinCo Employees on and after the Distribution Date for such period of time permitted or required under applicable Law, SpinCo will cause the SpinCo Group to assume such Parent Non-U.S. Benefit Plans or apply the terms of such Parent Non-U.S. Benefit Plans to Non-U.S. SpinCo Employees.

(a) Non-U.S. Pension Plans. Notwithstanding anything herein to the contrary, the following treatment shall apply with respect to the non-U.S. pension plans:

(i) Convey. SpinCo or another SpinCo Entity shall retain all assets and Liabilities with respect to the Benefit Plans and, as applicable, related master trusts or other trusts listed on Schedule 3.1(a)(i) (the “SpinCo Convey Pension Plans”).

(ii) Retain. The Additional Eaton Parties or another Parent Entity shall retain all assets and Liabilities (other than the assets and Liabilities set forth in paragraph (iii) below) with respect to the Benefit Plans and, as applicable, related master trusts or other trusts listed on Schedule 3.1(a)(ii) (the “Parent Retain Pension Plans”).

(iii) Transfer. On, prior to or as soon as reasonably practicable following the Distribution Date (but not later than 30 days thereafter), the Additional Eaton Parties or another Parent Entity shall transfer to the applicable SpinCo Entity, and SpinCo or another SpinCo Entity shall accept the transfer of the accounts, Liabilities and related assets of any Parent Retain Pension Plans to the extent relating to, arising out of or resulting from SpinCo Employees (or any Former SpinCo Employee who was employed at the time of such transfer). Such transfers will be in cash or in-kind (as determined by the transferor) and include outstanding loan balances. Except as otherwise provided in clause (iv) or (v) below, from and after the Distribution Date, SpinCo or another SpinCo Entity will be solely and exclusively responsible for all obligations and Liabilities transferred in accordance with this paragraph (iii), whether accrued before, on or after the Distribution Date.

(iv) Parent Delayed Transferees. On or as soon as reasonably practicable following the Distribution Date or Applicable Transfer Date, as applicable, (but not later than 30 days thereafter), SpinCo or a SpinCo Entity will cause the accounts, Liabilities and related assets transferred in accordance with Section 3.1(a)(iii) attributable to any Parent Delayed Transferees (if any) and their Plan Payees (including any outstanding loan balances) to be transferred, to the extent not already transferred, in cash or in-kind to the applicable Parent Retain Pension Plan. The Additional Eaton Parties or another Parent Entity will cause the applicable Parent Retain Pension Plan to accept such transfer of accounts, Liabilities and assets.

(v) Reconciliation of Transferred Assets and Liabilities. As soon as reasonably practicable following the Distribution Date (and in any event within 180 days thereafter, or such longer period as the parties may mutually agree), Parent and SpinCo shall cooperate in good faith to determine, as of the Distribution Date, (A) the final accrued Liabilities transferred pursuant to Section 3.1(a)(iii) and (B) the fair market value of the related assets actually transferred. Such determination shall be made by an independent, internationally recognized actuarial firm mutually agreed by Parent and SpinCo (the “Actuary”), applying the actuarial assumptions, methodologies and funding measures historically used by the applicable Parent Retain Pension Plan (or, where required by applicable Law, such other assumptions and methodologies as are required by such Law). If the Actuary determines that the value of the assets actually transferred was less than the value of the assets that should have been transferred based on the final determination of Liabilities, the Additional Eaton Parties shall, or shall cause another Parent Entity to, transfer to the applicable SpinCo Entity (or the related trust) an amount in cash (or, at the transferor’s election, in-kind) equal to such shortfall, together with interest thereon from the Distribution Date to the date of payment at a rate to be agreed by the parties (or, failing agreement, as determined by the Actuary). If the Actuary determines that the value of the assets actually transferred exceeded the value of the assets that should have been transferred, SpinCo shall, or shall cause another SpinCo Entity to, transfer to the applicable Parent Entity an amount in cash (or, at the transferor’s election, in-kind) equal to such excess, together with interest at the same rate. The determination of the Actuary shall be final and binding on the parties absent manifest error, and the fees and expenses of the Actuary shall be borne equally by Parent and SpinCo. For the avoidance of doubt, notwithstanding the foregoing, to the extent SpinCo agrees to assume a SpinCo Convey Pension Plan pursuant to this Employee Matters Agreement that is (x) unfunded as of the date hereof, Parent shall not be required to transfer any funding or (y) underfunded as of the date hereof, Parent shall only be required to transfer the assets as agreed upon in this Employee Matters Agreement, and, in each of clauses (x) and (y), such underfunding shall not constitute a shortfall for purposes of this Section 3.1(a)(v).

(b) Non-U.S. Defined Contribution Plans.

(i) On, prior to or as soon as reasonably practicable following the Distribution Date (but not later than 30 days thereafter), the Additional Eaton Parties or another Parent Entity shall transfer to the applicable SpinCo Entity, and SpinCo or another SpinCo Entity shall accept the transfer of the accounts, Liabilities and related assets of any defined contribution plans and, as applicable, related master trusts or other trusts listed on Schedule 3.1(b)(i) (such plans and trusts, the “Parent Non-U.S. DC Plans”) to the extent relating to, arising out of or resulting from SpinCo Employees (or any Former SpinCo Employee who was employed at the time of such transfer). Such transfers will be in cash or in-kind (as reasonably determined by the transferor) and include outstanding loan balances.

(ii) On or as soon as reasonably practicable following the Distribution Date or Applicable Transfer Date, as applicable, (but not later than 30 days thereafter), SpinCo or a SpinCo Entity will cause the accounts, Liabilities and related assets transferred in accordance with Section 3.1(b)(i) attributable to any Parent Delayed Transferees (if any) and their Plan Payees (including any outstanding loan balances) to be transferred, to the extent not already transferred, in cash or in-kind to the applicable Parent Non-U.S. DC Plan. The Additional Eaton Parties or another Parent Entity will cause the applicable Parent Non-U.S. DC Plan to accept such transfer of accounts, Liabilities and assets.

(iii) From and after the Distribution Date, except as specifically provided in paragraph (ii) above, SpinCo and the SpinCo Group will be solely and exclusively responsible for all obligations and Liabilities transferred in accordance with Section 3.1(b)(i), whether accrued before, on or after the Distribution Date.

(c) Establishment of Receiving Plans.

(i) To the extent that any transfer of accounts, Liabilities, assets or other plan interests is contemplated by this Section 3.1 (including under Section 3.1(a)(iii) and Section 3.1(b)(i)), the applicable SpinCo Entity shall, following the Distribution but on or prior to the date on which such transfer occurs, establish, adopt or designate (as applicable) one or more defined benefit pension plans, defined contribution plans, trust agreements, insurance arrangements or other benefit arrangements to serve as the receiving plan for such transfer in a particular jurisdiction (each, a “SpinCo Non-U.S. Receiving Plan”); provided, however, if Merger Partner determines in good faith, within 90 days following the date of this Employee Matters Agreement, that Merger Partner does not have a corresponding plan or arrangement in effect and therefore requires a new plan or arrangement to be established or adopted, the SpinCo Entities shall, prior to the Distribution, use commercially reasonable efforts to establish or adopt (as applicable) such SpinCo Non-U.S. Receiving Plan. Each such SpinCo Non-U.S. Receiving Plan shall have terms and conditions that generally correspond to the terms and conditions of the applicable Parent Non-U.S. Benefit Plan from which the transfer is made (or, if applicable, constitute a spin-off plan from such Parent Non-U.S. Benefit Plan), in each case, to the extent necessary to receive and hold the transferred accounts, Liabilities and related assets and to provide the accrued benefits under the corresponding Parent Non-U.S. Benefit Plan to the applicable SpinCo Employees or Former SpinCo Employees who were employed at the time of such transfer.

(ii) Parent, the Additional Eaton Parties and SpinCo shall cooperate in good faith to make any filings with, and obtain any consents or approvals from, the applicable Governmental Authorities, plan trustees, regulators or other Third Parties necessary to establish each applicable SpinCo Non-U.S. Receiving Plan and to effect the transfers contemplated by this Section 3.1. If, notwithstanding commercially reasonable efforts, any consent, approval, qualification, registration or other action required under applicable Law to establish a SpinCo Non-U.S. Receiving Plan or effect the applicable transfer has not been obtained or completed by or within 30 days following the Distribution Date, (A) the applicable transfer shall occur as soon as reasonably practicable following the Distribution Date once such consent, approval, qualification, registration or other action has been obtained or completed, with retroactive effect to the Distribution Date to the extent permitted by applicable Law, and (B) pending such transfer, the Additional Eaton Parties or another Parent Entity shall continue to administer the affected accounts, Liabilities and assets in the ordinary course for the benefit of the affected SpinCo Employees and Former SpinCo Employees; provided that SpinCo shall reimburse the Additional Eaton Parties (or such other Parent Entities as the Additional Eaton Parties so determine) for the amount of any expenses, costs and related Liabilities incurred by Parent in connection with this Section 3.1(c)(ii)(B) within 30 days of Parent delivering written notice to SpinCo of such incurred costs.

Section 3.2 Non-U.S. Employees. Notwithstanding anything to the contrary contained in this Employee Matters Agreement, any employee who is employed by a Parent Entity in a non-U.S. jurisdiction immediately prior to the Distribution Date, and who is required by applicable Law to transfer, or who has accepted a transfer of employment (on the same or different terms that applied prior to the Distribution) (e.g., through a tripartite agreement or through termination and acceptance), to a SpinCo Entity in connection with the transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Ancillary Agreements will transfer automatically on the Distribution Date to SpinCo or a SpinCo Entity in accordance with such applicable Law and will be deemed to be a Non-U.S. SpinCo Employee for purposes of this Employee Matters Agreement. Notwithstanding anything to the contrary herein, the following terms will apply to all Non-U.S. SpinCo Employees:

(a) To the extent that (a) applicable Law of any jurisdiction, (b) any applicable Collective Bargaining Agreement or other applicable agreement with a works council or economic committee, or (c) any applicable employment agreement would require SpinCo or its Affiliates (including a SpinCo Entity) to provide any terms of employment to any Non-U.S. SpinCo Employee that are more favorable than those otherwise provided for in this Employee Matters Agreement in connection with the Distribution, then SpinCo will cause a SpinCo Entity to provide such Non-U.S. SpinCo Employee with such more favorable terms. Except as otherwise set forth in this Employee Matters Agreement, SpinCo will be responsible for Liabilities for, and will cause the SpinCo Group to provide all compensation or benefits (whether statutory, contractual or otherwise) to each Non-U.S. SpinCo Employee to the extent relating to, arising out of or resulting from the transactions contemplated by this Employee Matters Agreement, the Separation Agreement, or the other Ancillary Agreements, or the related transfer of the employee to SpinCo or a SpinCo Entity.

(b) Parent, the Additional Eaton Parties and SpinCo agree that, to the extent provided or required under the applicable Laws of certain foreign jurisdictions and except as provided below, the Collective Bargaining Agreements as set forth on Schedule 3.2 that are applicable to the Non-U.S. SpinCo Employees in such jurisdictions will have effect after the Distribution as if originally made between a SpinCo Entity (or a union, works council, or trade organization of which a SpinCo Entity is a member) and the other parties to the Collective Bargaining Agreement until the earlier of the expiration of the original term of such agreement or the date on which a new, negotiated agreement becomes effective.

(c) Parent, the Additional Eaton Parties and SpinCo agree that, to the extent provided or required under the applicable Laws of certain foreign jurisdictions, any employment agreements between the Additional Eaton Parties or one of their Affiliates and any Non-U.S. SpinCo Employee will have effect after the Distribution Date or Applicable Transfer Date, as applicable, as if originally made between the SpinCo Group and the other parties to such employment agreement until the earlier of the expiration of the original term of such agreement or the date on which a new, negotiated agreement becomes effective.

Section 3.3 SpinCo Non-U.S. Welfare Plans. Effective as of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo or a SpinCo Entity will provide all welfare benefits required under the applicable Laws of certain foreign jurisdictions to Non-U.S. SpinCo Employees. The applicable SpinCo Entity shall, as soon as reasonably practicable following the Distribution Date, establish, adopt or designate (as applicable) welfare plans for Non-U.S. SpinCo Employees (each, a “SpinCo Non-U.S. Welfare Plan”) who remain employees of SpinCo and who, prior to the Distribution Date or Applicable Transfer Date, as applicable, were participating in the corresponding Parent Welfare Plans listed on Schedule 3.3(i); provided, however, if Merger Partner determines in good faith, within 90 days following the date of this Employee Matters Agreement, that Merger Partner does not have a corresponding plan or arrangement in effect and therefore requires a new plan or arrangement to be established or adopted, the SpinCo Entities shall, prior to the Distribution, use commercially reasonable efforts to establish or adopt (as applicable) such SpinCo Non-U.S. Welfare Plan.

ARTICLE IV

SERVICE CREDIT

Section 4.1 Service Credit for Employee Transfers. The Benefit Plans will provide the following service crediting rules effective as of the Distribution Date:

(a) From and after the Distribution Date, in the case of all SpinCo Benefit Plans, SpinCo will, and will cause its Affiliates and successors to, provide credit under the SpinCo Benefit Plans to each SpinCo Employee (and Former SpinCo Employee, if applicable) for all service with the Parent Group prior to the Distribution Date for purposes of eligibility, vesting, and benefit service under the appropriate SpinCo Benefit Plans in which the SpinCo Employee (and Former SpinCo Employee, if applicable) is otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized (X) to the extent that such recognition would result in the duplication of benefits or (Y) for any purposes in connection with defined benefit pension, or post-employment welfare benefits (collectively, “Excluded Benefits”).

(b) A Delayed Transfer Employee’s service with the SpinCo Group or the Parent Group (as applicable) following the Distribution Date will be recognized for purposes of eligibility, vesting and benefit service under the appropriate Parent Benefit Plans or SpinCo Benefit Plans in which they are otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized (X) to the extent that such recognition would result in the duplication of benefits or (Y) for any purposes in connection with any Excluded Benefits.

(c) Except as provided in Section 4.1(b), with respect to an employee hired by the SpinCo Group or Parent Group after the Distribution Date, the Benefit Plans of the SpinCo Group for employees hired by the SpinCo Group or the Benefit Plans of Parent Group for employees hired by the Parent Group shall not be required to recognize such employee’s service with the Parent Group or the SpinCo Group, respectively, unless required by applicable Law.

ARTICLE V

LITIGATION AND COMPENSATION

Section 5.1 Employee-Related Litigation. Notwithstanding any provision of this Employee Matters Agreement to the contrary, Liability with respect to any Pre-Distribution Action: (a) will be a SpinCo Liability if it exclusively relates to SpinCo Employees and/or Former SpinCo Employees, (b) will be a Liability of the Additional Eaton Parties if it exclusively relates to Parent Employees and/or Former Parent Employees and (c) will be a shared Liability between the Additional Eaton Parties and SpinCo to the extent it cannot be readily attributed to Parent Employees and Former Parent Employees, on the one hand, or SpinCo Employees and Former SpinCo Employees, on the other hand, as described in clauses (a) and (b).

Section 5.2 Vacation. Except to the extent not permitted by applicable Law, the Parent Group will assume or retain, as applicable, responsibility for accrued vacation attributable to Parent Employees as of the Distribution Date or Applicable Transfer Date, as applicable. Except to the extent not permitted by applicable Law, the SpinCo Group will assume or retain, as applicable, responsibility for accrued vacation attributable to SpinCo Employees as of the Distribution Date or Applicable Transfer Date, as applicable, to the extent properly accrued in Closing Working Capital. To the extent accrued, unused vacation is required to be paid out under applicable Law or policy to any SpinCo Employee, Parent Group shall ensure such accrued, unused vacation is timely paid out to such employee.

Section 5.3 Annual Bonuses.

(a) Treatment of Outstanding Annual Bonuses for SpinCo Employees under Parent Benefit Plans. To the extent any SpinCo Employee was granted an annual cash incentive under a Parent Benefit Plan, such SpinCo Employee shall be eligible to receive a payment under such Parent Benefit Plan in the ordinary course of business, based on actual performance (as determined by the Board of Directors of Parent), pro-rated based on the number of months such SpinCo Employee worked for any Parent Entity during the performance period prior to the Distribution Date (“Parent Stub Year Bonus”), and the Additional Eaton Parties (or their Affiliates) shall be solely responsible for such payment.

(b) Treatment of Outstanding Annual Bonuses for SpinCo Employees under SpinCo Benefit Plans. To the extent any SpinCo Employee was granted an annual cash incentive under a SpinCo Benefit Plan, such SpinCo Employee shall remain eligible to receive a payment in respect of the year in which the Distribution Date occurs under such plan (the “SpinCo Full Year Bonus”) and SpinCo or a SpinCo Entity shall remain solely responsible for such SpinCo Benefit Plan.

(c) Treatment of Outstanding Annual Bonuses for Parent Employees under Parent Benefit Plans. The Additional Eaton Parties (or their Affiliates) will be responsible for establishing and paying any annual cash incentive for Parent Employees for performance periods commencing prior to the Distribution Date or, for any Parent Delayed Transferee whose Applicable Transfer Date is in a year after the Distribution Date, the year in which the Applicable Transfer Date occurs.

(d) Post-Distribution SpinCo Annual Bonuses. Following the Distribution, the SpinCo Group shall (x) adopt an annual cash incentive plan for SpinCo Employees and approve annual cash incentive measures and goals in its discretion and (y) grant an annual cash incentive for the portion of the calendar year following the Distribution Date to each eligible SpinCo Employee who received a Parent Stub Year Bonus (“SpinCo Stub Year Bonus”). The Board of Directors of SpinCo will review the achievement of the applicable goals for the applicable performance period to determine the amount of funding to be used by the SpinCo Group to determine awards. The SpinCo Group will be responsible for establishing and paying any annual cash incentive for SpinCo Employees for (i) the SpinCo Full Year Bonus and (ii) performance periods commencing following the Distribution Date (including, for the avoidance of doubt, the SpinCo Stub Year Bonus) or, for any SpinCo Delayed Transferee whose Applicable Transfer Date is after the Distribution Date, the year in which the Applicable Transfer Date occurs.

Section 5.4 Employment Agreements. Prior to the Distribution Date or on the Applicable Transfer Date (in respect of SpinCo Delayed Transferees), SpinCo or a SpinCo Entity will assume and will be solely responsible for any Employment Agreement to which a SpinCo Employee or Former SpinCo Employee is a party (a “SpinCo Employment Agreement”), and neither the Additional Eaton Parties nor any Parent Entity will have Liabilities with respect thereto. Notwithstanding any provision to the contrary, (a) the SpinCo Employment Agreements will be the responsibility of one or more SpinCo Entities following the Distribution Date or Applicable Transfer Date (in respect of SpinCo Delayed Transferees) and (b) except as otherwise set forth in Article III, the Additional Eaton Parties (or one of their Affiliates), as applicable, will retain and be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, any Employment Agreement that is not a SpinCo Employment Agreement. For the avoidance of doubt, SpinCo or the applicable SpinCo Entity shall be entitled to all rights and benefits under any SpinCo Employment Agreement or any plan, policy or arrangement covering any SpinCo Employee prior to the Distribution Date, including, without limitation, the right to enforce any repayment, clawback, or similar provisions related to a SpinCo Employee’s employment (including with respect to amounts paid or advanced to a SpinCo Employee prior to the Distribution Date or Applicable Transfer Date, as applicable), to the same extent as Parent or any Parent Entity would have been entitled to enforce such rights or benefits had the Distribution not occurred.

ARTICLE VI

CERTAIN WELFARE BENEFIT PLAN MATTERS

Section 6.1 SpinCo Welfare Plans.

(a) Effective as of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo or a SpinCo Entity will provide all welfare benefits required under the applicable Laws to U.S. SpinCo Employees. The applicable SpinCo Entity shall, as soon as reasonably practicable following the Distribution Date, establish, adopt or designate (as applicable) welfare plans for U.S. SpinCo Employees (each, a “SpinCo U.S. Welfare Plan”) who remain employees of SpinCo and who, prior to the Distribution Date or Applicable Transfer Date, as applicable, were participating in the corresponding Parent Welfare Plans listed on Schedule 6.1(a)(i); provided, however, if Merger Partner determines in good faith, within 90 days following the date of this Employee Matters Agreement, that Merger Partner does not have a corresponding plan or arrangement in effect and therefore requires a new plan or arrangement to be established or adopted, the SpinCo Entities shall, prior to the Distribution, use commercially reasonable efforts to establish or adopt (as applicable) such SpinCo U.S. Welfare Plan.

(b) Notwithstanding the foregoing, with respect to any severance benefits owed to any Parent Employee or Former Parent Employee as a result of a termination of employment occurring on or prior to the Distribution Date (the “Retained Severance Benefits”), the Additional Eaton Parties and the applicable Parent Welfare Plans will be solely responsible for all such Retained Severance Benefits. With respect to any severance benefits owed to any SpinCo Employee or Former SpinCo Employee as a result of a termination of employment occurring on or prior to the Distribution Date, the SpinCo Group and the applicable SpinCo Welfare Plans will be solely responsible for all such severance benefits.

(c) The SpinCo Group and the SpinCo Welfare Plans will be solely responsible for all claims incurred by SpinCo Employees and their Plan Payees under the SpinCo Welfare Plans and Parent Welfare Plans that are unpaid as of the Distribution Date or Applicable Transfer Date, as applicable (except with respect to Retained Severance Benefits or as otherwise provided in the Transition Services Agreement) (“SpinCo Welfare Claims”), but only to the extent such claims are not otherwise payable under an insurance policy held by the Parent Group. To the extent any SpinCo Welfare Claims are payable under an insurance policy held by the Parent Group, the Additional Eaton Parties shall take all commercially reasonable actions necessary to process such claim and obtain payment under the applicable insurance policy. To the extent the Additional Eaton Parties, following the Distribution Date, incur any costs or liabilities related to any SpinCo Welfare Claims in respect of any Former SpinCo Employees, SpinCo shall reimburse the Additional Eaton Parties (or such other Parent Entities as the Additional Eaton Parties so determine) for the amount of such expenses within 30 days of the Parent Group delivering written notice to SpinCo of such incurred costs. The Additional Eaton Parties and the Parent Welfare Plans will remain solely responsible for all claims incurred by Parent Employees and Former Parent Employees, and each of their respective Plan Payees under the Parent Welfare Plans, whether incurred before, on, or after the Distribution Date.

(d) In the event (i) the SpinCo Group does not provide Non-U.S. SpinCo Employees employed by a SpinCo Entity immediately prior to the Distribution Date with (A) similar in-kind benefits to those provided immediately prior to the Distribution Date or (B) a benefit plan consistent with applicable Law or the SpinCo Group’s obligations in this Employee Matters Agreement, or (ii) the SpinCo Group amends or otherwise modifies on or after the Distribution Date any such benefit plan, any SpinCo Non-U.S. Benefit Plans in which any Non-U.S. SpinCo Employee was covered or eligible for coverage immediately prior to the Distribution Date, or any other term or condition of employment applicable to Non-U.S. SpinCo Employees immediately prior to the Distribution Date, in each case, in a manner that results in any obligation, contingent or otherwise, of any Parent Entity to pay any severance, termination, indemnity, or other similar benefit (including such benefits required under applicable Law) to such person, SpinCo shall, or shall cause another SpinCo Entity to, reimburse and otherwise hold harmless the Parent Group for all such severance, termination, indemnity and other similar benefits and any additional Liability incurred by the Parent Group in connection therewith.

(e) For purposes of Article VI, a claim will be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident, and disability programs) or on the date that treatment or services are provided (for purposes of health care programs).

Section 6.2 Continuation of Elections. As of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo shall use commercially reasonable efforts to cause the SpinCo Welfare Plans to recognize elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations, all continuation coverage and conversion elections, and all qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to SpinCo Employees (or Former SpinCo Employees, if applicable) prior to the Distribution Date or Applicable Transfer Date, as applicable, under the applicable Parent Welfare Plan, to the extent such elections and designations and orders are applicable to such Parent Welfare Plan, and apply and maintain in force comparable elections and designations and orders under the SpinCo Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms effective.

Section 6.3 Deductibles, Cost-Sharing Provisions, and Coverage Maximums. For the plan year in which the Distribution Date or Applicable Transfer Date, as applicable, occurs, SpinCo shall use commercially reasonable efforts to: (X) cause the SpinCo Welfare Plans that are group health plans to recognize (to the same extent and for the same purpose) all amounts paid toward deductibles, co-payments and out-of-pocket maximums with respect to SpinCo Employees (and Former SpinCo Employees, if applicable) under the applicable Parent Welfare Plan during the plan year in which the Distribution Date or Applicable Transfer Date, as applicable, occurs, and (Y) cause the SpinCo Welfare Plans to not impose any limitations on coverage for preexisting conditions other than such limitations as were applicable under the applicable Parent Welfare Plan prior to the Distribution Date or Applicable Transfer Date, as applicable. As of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo shall cause the SpinCo Welfare Plans to recognize all amounts (e.g., days or dollars) accrued towards coverage maximums with respect to SpinCo Employees (and Former SpinCo Employees, if applicable) under the applicable Parent Welfare Plan during the plan year in which the Distribution Date or Applicable Transfer Date, as applicable, occurs.

Section 6.4 Flexible Spending Account Treatment. Notwithstanding anything in Sections 6.2 and 6.3 to the contrary, with respect to the portion of a Parent Welfare Plan that consists of medical and dependent care flexible spending accounts (the “Parent Flexible Account Plan”), as of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo will be solely responsible for all liabilities with respect to SpinCo Employees and Former SpinCo Employees, if applicable, for the plan year in which the Distribution Date occurs. After the Distribution Date or Applicable Transfer Date, as applicable, the applicable SpinCo Entity will be responsible for reimbursement of all previously reimbursable medical expenses and dependent care claims incurred by SpinCo Employees (and Former SpinCo Employees, if applicable) within the plan year in which the Distribution Date occurs. If, as of the Distribution Date, the aggregate accumulated contributions made by SpinCo Employees (and Former SpinCo Employees, if applicable) to the Parent Flexible Account Plan (calculated separately for each of the medical expense and dependent care components) prior to the Distribution Date during the plan year in which the Distribution Date occurs exceed the aggregate reimbursement payouts to such accounts (subject to the same separate calculations) prior to the Distribution Date for such plan year, Parent or the Additional Eaton Parties shall cause to be transferred to SpinCo or its designee the respective amounts in cash equal to such excess as soon as practicable following the Distribution Date. If, as of the Distribution Date, the aggregate reimbursement payouts made to SpinCo Employees (and Former SpinCo Employees, if applicable) from the Parent Flexible Account Plan (calculated separately for each of the medical expense and dependent care components) prior to the Distribution Date during the plan year in which the Distribution Date occurs exceed the aggregate accumulated contributions made by SpinCo Employees and Former SpinCo Employees to such accounts (subject to the same separate calculations) prior to the Distribution Date for such plan year, SpinCo or its designee shall cause to be transferred to Parent or the Additional Eaton Parties the respective amounts in cash equal to such excess as soon as practicable following the Distribution Date.

Section 6.5 Workers’ Compensation. The Additional Eaton Parties (or their Affiliates) will be solely responsible for all United States (including its territories) workers’ compensation claims of Parent Employees and Former Parent Employees, regardless of when the Workers’ Compensation Events to which such claims relate occur. The Additional Eaton Parties will have sole authority for administering, making decisions with respect to, and paying all United States (including its territories) workers’ compensation claims of SpinCo Employees and Former SpinCo Employees with respect to Workers’ Compensation Events occurring before the Distribution Date or, solely with respect to SpinCo Delayed Transferees, the Applicable Transfer Date (“Historical SpinCo Workers’ Compensation Claims”), subject to the prior consent of SpinCo, which consent shall not be unreasonably withheld. The consent described in the immediately preceding sentence will be evidenced in writing with respect to any decision relating to (a) the settlement of a SpinCo Workers’ Compensation Claim, (b) the designation of an “allowed condition,” or (c) the administration of ongoing litigation. The SpinCo Group will have sole authority for administering, making decisions with respect to, and paying all United States (including its territories) workers’ compensation claims of SpinCo Employees and Former SpinCo Employees with respect to Workers’ Compensation Events occurring on or after the Distribution Date (“Current SpinCo Workers’ Compensation Claims” and together with Historical SpinCo Workers’ Compensation Claims, “SpinCo Workers’ Compensation Claims”) and will be solely responsible for all such claims. To the extent any such Damages are payable under an insurance policy held by the Parent Group, the Additional Eaton Parties (or their Affiliates) will take all commercially reasonable actions necessary to obtain payment of such Damages under the applicable insurance policy.

Section 6.6 COBRA. Effective as of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo or a SpinCo Entity will assume or will cause the SpinCo U.S. Welfare Plans to assume sole responsibility for compliance with COBRA after the Distribution Date or Applicable Transfer Date, as applicable, for all SpinCo Employees (and Former SpinCo Employees) who experience a termination of employment on or after the Distribution Date who are not “M&A qualified beneficiaries”; provided, however, that the Additional Eaton Parties or an applicable Parent Entity will be responsible for furnishing any election notice required under COBRA to any SpinCo Delayed Transferee. Parent, the Additional Eaton Parties, the Parent

Group, or a Parent Welfare Plan will remain solely responsible for compliance with COBRA before, on and after the Distribution Date or Applicable Transfer Date, as applicable, for Parent Employees, Former Parent Employees and Former SpinCo Employees who are “M&A qualified beneficiaries” in connection with the transactions contemplated by this Agreement; provided, however, that SpinCo or a SpinCo Entity will be responsible for furnishing any election notice required under COBRA to any Parent Delayed Transferee. The term “M&A qualified beneficiaries” will have the meaning given to it under Treasury Regulation Section 54.4980B-9. For the avoidance of doubt, Section 6.1(b) will govern whether the SpinCo U.S. Welfare Plans are responsible for claims incurred by SpinCo Employees and Former SpinCo Employees or their qualified beneficiaries while receiving continuation coverage under COBRA.

ARTICLE VII

U.S. TAX-QUALIFIED DEFINED CONTRIBUTION PLANS

Section 7.1 Defined Contribution Plans.

(a) On, prior to or as soon as reasonably practicable following the Distribution Date (but not later than 30 days thereafter), the Additional Eaton Parties or another Parent Entity shall cause each applicable Parent defined contribution plan, (the “Parent DC Plan”) to transfer to a defined contribution plan adopted, established or maintained by SpinCo or a SpinCo Entity (such plan, a “SpinCo DC Plan”), and SpinCo or another SpinCo Entity shall cause the applicable SpinCo DC Plan to accept the transfer of, the accounts, Liabilities and related assets (including any then outstanding loan balances) in the Parent DC Plan attributable to SpinCo Employees and Former SpinCo Employees, and their respective Plan Payees. The applicable SpinCo Entity shall, following the Distribution but on or prior to the date on which such transfer occurs, establish, adopt or designate (as applicable) one or more SpinCo DC Plans or other benefit arrangements to serve as the receiving plan for such transfer (each, a “SpinCo U.S. DC Receiving Plan”); provided, however, if Merger Partner determines in good faith, within 90 days following the date of this Employee Matters Agreement, that Merger Partner does not have a corresponding plan or arrangement in effect and therefore requires a new plan or arrangement to be established or adopted, the SpinCo Entities shall, prior to the Distribution, use commercially reasonable efforts to establish or adopt (as applicable) such SpinCo U.S. DC Receiving Plan. Each such SpinCo U.S. DC Receiving Plan shall have terms and conditions that generally correspond to the terms and conditions of the applicable Parent DC Plan from which the transfer is made (or, if applicable, constitute a spin-off plan from such Parent DC Plan), in each case, to the extent necessary to receive and hold the transferred accounts, Liabilities and related assets and to provide the accrued benefits under the corresponding Parent DC Plan to the applicable SpinCo Employees or Former SpinCo Employees who were employed at the time of such transfer. The transfer of assets will be in cash or in kind (as reasonably determined by the transferor) and will include outstanding loan balances, in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA.

(b) On or as soon as reasonably practicable following the Applicable Transfer Date (but not later than 30 days thereafter), SpinCo or a SpinCo Entity shall cause the accounts and related assets transferred to a SpinCo DC Plan in accordance with Section 7.1(a) attributable to any Parent Delayed Transferees and their Plan Payees (including any outstanding loan balances) to be transferred, to the extent not already transferred, in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA to the Parent DC Plan. The Additional Eaton Parties or another Parent Entity shall cause the Parent DC Plan to accept such transfer of accounts and assets.

(c) From and after the Distribution Date, SpinCo and the SpinCo Group will be solely and exclusively responsible for all obligations and Liabilities with respect to, or in any way related to, the SpinCo DC Plan, whether accrued before, on or after the Distribution Date. For the avoidance of doubt, the SpinCo DC Plan will, to the extent required by applicable Law and the terms of the applicable SpinCo DC Plan, have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a SpinCo Entity and whose employment with the Additional Eaton Parties or any of their Affiliates, or a Parent Entity, terminated on or before the Distribution Date at a time when such individual’s benefits under the Parent DC Plan were not fully vested.

Section 7.2 Continuation of Elections. As of the Distribution Date or Applicable Transfer Date, as applicable, SpinCo (acting directly or through a SpinCo Entity) shall take commercially reasonable efforts to cause the SpinCo DC Plan to recognize and maintain all elections (to the extent still applicable and reasonable), including investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SpinCo Employees and their Plan Payees under the Parent DC Plan.

Section 7.3 Contributions Due. All amounts payable to the Parent DC Plan with respect to employee deferrals, matching contributions and employer contributions for SpinCo Employees and Former SpinCo Employees, if applicable, relating to a time period ending on or prior to the Distribution Date, determined in accordance with the terms and provisions of the Parent DC Plan, ERISA and the Code, will be paid by the Additional Eaton Parties or, in their sole discretion, another Parent Entity, to the appropriate Parent DC Plan prior to the Distribution Date (or such earlier time as required by applicable Law or the terms of the Parent DC Plan).

ARTICLE VIII

NONQUALIFIED RETIREMENT PLANS

Section 8.1 Nonqualified Plans.

(a) SpinCo will assume liability and any assets directly associated with such liability for all benefits accrued or earned (whether or not vested) by SpinCo Employees (but not Former SpinCo Employees (if any)) and their respective Plan Payees under the Parent nonqualified retirement plans listed on Schedule 8.1(a) (the “Parent Nonqualified Plans”) as of the Distribution Date, in a manner compliant with Code Section 409A. From and after the Distribution Date, SpinCo and the SpinCo Group shall be solely and exclusively responsible for all obligations and Liabilities to the extent relating to, arising out of or resulting from the benefits assumed pursuant to this Section 8.1(a), whether accrued before, on or after the Distribution Date.

(b) From and after the Distribution Date, the Additional Eaton Parties and Parent Entities will be solely and exclusively responsible for all obligations and Liabilities to the extent relating to, arising out of or resulting from the nonqualified retirement plans sponsored or maintained by a Parent Entity (including, but not limited to, the Parent Nonqualified Plans) to the extent such obligations and Liabilities are not specifically assumed by a SpinCo Entity pursuant to Section 8.1(a).

(c) Notwithstanding anything in this Employee Matters Agreement to the contrary, the Additional Eaton Parties will retain and be solely and exclusively responsible for all obligations and Liabilities to the extent relating to, arising out of or resulting from any arrangements between Parent or its Affiliates and certain service providers and former service providers of Parent (including SpinCo Employees and Former SpinCo Employees) with respect to the plans set forth on Schedule 8.1(c).

Section 8.2 No Distributions on Separation. Parent, the Additional Eaton Parties and SpinCo acknowledge that neither the Distribution nor any of the other transactions contemplated by this Employee Matters Agreement, the Separation Agreement, or the other Ancillary Agreements will trigger a payment or distribution of compensation under any Benefit Plan that is a nonqualified retirement plan for any Parent Employee, SpinCo Employee, Former Parent Employee or Former SpinCo Employee and, consequently, that the payment or distribution of any compensation to which any Parent Employee, SpinCo Employee, Former Parent Employee or Former SpinCo Employee is entitled under any such Benefit Plan will occur upon such individual’s separation from service from the Parent Group or the SpinCo Group, as applicable, or at such other time as specified in the applicable Benefit Plan.

Section 8.3 Code Section 409A. Parent, the Additional Eaton Parties and SpinCo will cooperate in good faith so that the Distribution will not result in adverse Tax consequences under Code Section 409A to any current or former employee of any Parent Entity or any SpinCo Entity, or their respective Plan Payees, in respect of his or her benefits under any Parent Benefit Plan or SpinCo Benefit Plan.

Section 8.4 Continuation of Elections. As of the Distribution Date or Applicable Transfer Date, as applicable, and as permitted by Code Section 409A, SpinCo (acting directly or through a SpinCo Entity) will cause the applicable SpinCo Benefit Plan to recognize and maintain all elections (to the extent still applicable and reasonable), including deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to SpinCo Employees and their Plan Payees under the applicable Parent Nonqualified Plan. Notwithstanding the foregoing, nothing in this Employee Matters Agreement prohibits SpinCo from terminating any SpinCo Benefit Plan and distributing amounts deferred thereunder in compliance with Code Section 409A.

Section 8.5 Delayed Transfer Employees.

(a) Any SpinCo Delayed Transferee will be treated in the same manner as a SpinCo Employee under this Article VIII, except that such SpinCo Delayed Transferee may experience a separation from service from a Parent Entity (within the meaning of Code Section 409A) on his or her Applicable Transfer Date and, if so, the Additional Eaton Parties shall retain any Liabilities with respect to such SpinCo Delayed Transferee under any Parent Nonqualified Plans. Such a SpinCo Delayed Transferee’s Applicable Transfer Date will be treated as the Distribution Date.

(b) The Additional Eaton Parties will assume and be solely responsible for, pursuant to the terms of the applicable Parent Nonqualified Plan, any benefits accrued by any Parent Delayed Transferee under any Parent Nonqualified Plan, and the SpinCo Group will have no liability with respect thereto. Any Parent Delayed Transferee will be treated in the same manner as a Parent Employee under this Article VIII, except that such Parent Delayed Transferee may experience a separation from service from SpinCo (within the meaning of Code Section 409A) on his or her Applicable Transfer Date. Such a Parent Delayed Transferee’s Applicable Transfer Date will be treated as the Distribution Date.

ARTICLE IX

PARENT EQUITY COMPENSATION AWARDS

Section 9.1 Outstanding Parent Equity Compensation Awards.

(a) Each Parent Equity Compensation Award that is outstanding as of the Distribution Date will be adjusted as described below, so that each Parent Equity Compensation Award held by a Parent Participant will be adjusted to be an adjusted Parent Equity Compensation Award, and each Parent Equity Compensation Award held by a SpinCo Participant will be adjusted to be a SpinCo Equity Compensation Award, unless otherwise provided in this Section 9.1(a); provided, however, that, the Parent Compensation Committee may adjust the treatment of Parent Equity Compensation Awards held by Parent Employees.

(i) With respect to Parent Time-Based RSUs:

(A) Parent Time-Based RSUs held by each Parent Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIPs, to be Adjusted Parent Time-Based RSUs. Subject to the adjustment provisions of the Parent LTIPs, the Adjusted Parent Time-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Time-Based RSUs immediately prior to the Distribution Date. The number of such Adjusted Parent Time-Based RSUs for each such Parent Participant will be equal to the product (rounded up to the nearest whole unit) of (1) the number of such Parent Time-Based RSUs held by such Parent Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution Parent Price and (b) the denominator of which is the Post-Distribution Parent VWAP (such fraction, the “Parent Equity Award Conversion Ratio”).

(B) Parent Time-Based RSUs held by each SpinCo Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIPs, to be SpinCo Time-Based RSUs. Subject to the adjustment provisions of the Parent LTIPs, the SpinCo Time-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Time-Based RSUs immediately prior to the Distribution Date. The number of such SpinCo Time-Based RSUs for each such SpinCo Participant will be equal to the product (rounded up to the nearest whole unit) of (1) the number of such Parent Time-Based RSUs held by such SpinCo Participant immediately prior to the Distribution Date and (2) a fraction, (a) the numerator of which is the Pre-Distribution Parent Price and (b) the denominator of which is the SpinCo VWAP (such fraction, the “SpinCo Equity Award Conversion Ratio”).

(ii) With respect to Parent Performance-Based RSUs:

(A) Parent Performance-Based RSUs held by each Parent Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIPs, to be Adjusted Parent Performance-Based RSUs. The target number of such Adjusted Parent Performance-Based RSUs will be equal to the product (which will be rounded up to the nearest whole unit) of (1) the target number of such Parent Performance-Based RSUs held by such Parent Participant immediately prior to the Distribution and (2) the Parent Equity Award Conversion Ratio. Subject to the adjustment provisions of the Parent LTIPs, the Adjusted Parent Performance-Based RSUs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Performance-Based RSUs immediately prior to the Distribution Date. The determination of whether any portion of an Adjusted Parent Performance-Based RSU award held by a Parent Participant has been earned will be made by the Parent Compensation Committee based upon the achievement of the applicable management objectives for the applicable performance period during the first quarter of the calendar year following the calendar year in which the applicable performance period ends, subject to the terms of the Adjusted Parent Performance-Based RSU award.

(B) Parent Performance-Based RSUs held by each SpinCo Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIPs, to be SpinCo Time-Based RSUs (“Converted SpinCo Time-Based RSUs”). The number of such Converted SpinCo Time-Based RSUs will be equal to the product (which will be rounded up to the nearest whole unit) of (1) the number of Parent Performance-Based RSUs held by such SpinCo Participant immediately prior to the Distribution Date, with performance goals deemed to be achieved as set forth in Section 9.1(a)(ii)(C) and (2) the SpinCo Equity Award Conversion Ratio. Subject to the adjustment provisions of the Parent LTIPs, the Converted SpinCo Time-Based RSUs otherwise will be subject to substantially the same terms and other restrictions (other than performance-based vesting conditions), if any, that were applicable to the respective Parent Performance-Based RSUs immediately prior to the Distribution Date, including service-based vesting through the end of the original three-year performance period applicable to the underlying Parent Performance-Based RSU.

(C) If the Distribution Date occurs on or following January 1, 2027, performance goals for each Parent Performance-Based RSU held by a SpinCo Participant shall be deemed to be achieved based on (i) the greater of target performance and actual performance as measured by the Parent Compensation Committee through December 31, 2026 for the pro-rata portion of each Parent Performance-Based RSU from the beginning of the performance period for each such Parent Performance-Based RSU through December 31, 2026 and (ii) target performance for the pro-rata portion of each Parent Performance-Based RSU from December 31, 2026 through the end of the original performance period for each such Parent Performance-Based RSU. If the Distribution Date occurs before January 1, 2027, performance goals for each Parent Performance-Based RSU held by a SpinCo Participant shall be deemed to be achieved based on (i) the greater of target performance and actual performance as measured by the Parent Compensation Committee through the Distribution Date for the pro-rata portion of each Parent Performance-Based RSU from the beginning of the performance period for each such Parent Performance-Based RSU through the Distribution Date and (ii) target performance for the pro-rata portion of each Parent Performance-Based RSU from the Distribution Date through the end of the original performance period for each such Parent Performance-Based RSU.

(iii) With respect to Parent Options:

(A) Parent Options (i) held by each SpinCo Participant that are vested as of the Distribution Date and (ii) held by each Parent Participant will, in each case, be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIPs, to be Adjusted Parent Options. Subject to the adjustment provisions of the Parent LTIPs, the Adjusted Parent Options otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Options immediately prior to the Distribution Date. The number of such Adjusted Parent Options for each such SpinCo Participant or Parent Participant, as applicable, will be equal to the product (rounded up to the nearest whole unit) of (1) the number of such Parent Options held by such SpinCo Participant or Parent Participant, as applicable, immediately prior to the Distribution Date and (2) the Parent Equity Award Conversion Ratio and each such Parent Option will have an exercise price (rounded up to the nearest whole cent) equal to (y) the exercise price of such Parent Options held by such SpinCo Participant or Parent Participant, as applicable, immediately prior to the Distribution Date divided by (z) the Parent Equity Award Conversion Ratio; provided that, notwithstanding anything to the contrary, each vested Parent Option held by a SpinCo Participant shall remain exercisable for the lesser of one year or the remaining term of the Parent Option, unless the participant is considered retirement eligible, in which case, the Parent Options would remain exercisable for the remaining term.

(B) Parent Options held by each SpinCo Participant that are unvested and have an exercise price that is below the Pre-Distribution Parent Price as of the Distribution Date shall, in each case, be converted, pursuant to the adjustment provisions of the Parent LTIPs, into an award of SpinCo Time-Based RSUs. Subject to the adjustment provisions of the Parent LTIPs, the SpinCo Time-Based RSUs otherwise will be subject to substantially the same vesting conditions that were applicable to the respective Parent Options immediately prior to the Distribution Date. The number of such SpinCo Time-Based RSUs for each such SpinCo Participant will be equal to (1) the product of (y) the number of such Parent Options held by such SpinCo Participant immediately prior to the Distribution Date and (z) the excess, if any, of the Pre-Distribution Parent Price over the applicable exercise price for such Parent Options divided by (2) the SpinCo VWAP (rounded down to the nearest whole unit).

(C) Parent Options held by each SpinCo Participant that are unvested and have an exercise price that is above the Pre-Distribution Parent Price as of the Distribution Date shall be cancelled immediately prior to the Distribution Date for no consideration.

(iv) With respect to Parent Time-Based RSAs:

(A) Parent Time-Based RSAs held by each Parent Participant will be adjusted, effective as of the Distribution Date and immediately prior to the Distribution, pursuant to the adjustment provisions of the Parent LTIPs, to be Adjusted Parent Time-Based RSAs. Subject to the adjustment provisions of the Parent LTIPs, the Adjusted Parent Time-Based RSAs otherwise will be subject to substantially the same terms, vesting conditions and other restrictions, if any, that were applicable to the respective Parent Time-Based RSAs immediately prior to the Distribution Date. The number of such Adjusted Parent Time-Based RSAs for each such Parent Participant will be equal to the product (rounded up to the nearest whole unit) of (1) the number of such Parent Time-Based RSAs held by such Parent Participant immediately prior to the Distribution Date and (2) the Parent Equity Award Conversion Ratio.

(b) Equity compensation plans, including the SpinCo LTIP, shall be established in accordance with the Merger Agreement, such that upon the Distribution, SpinCo will have in effect an equity compensation plan that allows grants of equity compensation awards subject to substantially the same terms as those that apply to the applicable Parent Equity Compensation Awards. From and after the Distribution Date, each SpinCo Equity Compensation Award will be subject to the terms of the applicable SpinCo equity compensation plan, the award agreement and such other applicable writings governing such SpinCo Equity Compensation Award and any Employment Agreement to which the applicable holder is a party. From and after the Distribution Date, SpinCo will retain, pay, perform, fulfill and discharge all Liabilities to the extent relating to, arising out of or resulting from the SpinCo Equity Compensation Awards. Subject to Section 9.7, the Additional Eaton Parties will retain, pay, perform, fulfill and discharge any and all Liabilities to the extent relating to, arising out of or resulting from the Parent Equity Compensation Awards and, for the avoidance of doubt, Parent shall have no obligation or responsibility to SpinCo or any SpinCo Participants relating to any such Liabilities relating to, arising out of or resulting from the Parent Equity Compensation Awards.

(c) In all events, the adjustments provided for in this Section 9.1 will be made in a manner that, as determined by the Additional Eaton Parties, avoids adverse Tax consequences to holders under Code Section 409A.

(d) Upon a termination of a SpinCo Employee’s employment within 24 months following the Distribution Date by SpinCo (or any of its Affiliates) or any successor to SpinCo without Cause (as defined in the relevant Parent LTIP) or upon a resignation by the applicable SpinCo Employee for Good Reason (as defined in the relevant Parent LTIP), such SpinCo Employee’s outstanding SpinCo Equity Compensation Awards shall accelerate and vest on the date of such termination.

Section 9.2 Conformity with Non-U.S. Laws. Notwithstanding anything to the contrary in this Employee Matters Agreement, (a) to the extent any of the provisions in this Article IX (or any equity award described herein) do not conform with applicable non-U.S. Laws (including provisions for the collection of withholding taxes), such provisions shall be modified to the extent necessary to conform with such non-U.S. Laws in such manner as is equitable and to preserve the intent hereof, as determined by the parties in good faith, and (b) the provisions of this Article IX may be modified to the extent necessary to avoid undue cost or administrative burden arising out of the application of this Article IX to awards subject to non-U.S. Laws.

Section 9.3 Tax Withholding and Reporting.

(a) Except as otherwise required by applicable non-U.S. Law, the appropriate Parent Entity will be responsible for all payroll taxes, withholding and reporting with respect to Parent Equity Compensation Awards held by Parent Employees, Former Parent Employees and Former SpinCo Employees. Except as otherwise required by applicable non-U.S. Law, the appropriate SpinCo Entity will be responsible for all payroll taxes, withholding and reporting with respect to SpinCo Equity Compensation Awards held by SpinCo Employees.

(b) If Parent, the Additional Eaton Parties or SpinCo determines in its reasonable judgment that any action required under this Article IX will not achieve the intended tax, accounting and legal results, including, without limitation, the intended results under Code Section 409A or FASB ASC Topic 718 – Stock Compensation, then at the request of Parent, the Additional Eaton Parties or SpinCo, as applicable, Parent, the Additional Eaton Parties and SpinCo will mutually cooperate in taking such actions as are necessary or appropriate to achieve such results, or most nearly achieve such results if the originally-intended results are not fully attainable.

(c) Tax deductions with respect to Parent Equity Compensation Awards, SpinCo Equity Compensation Awards and any other cash payments to SpinCo Employees and Former SpinCo Employees made pursuant to this Employee Matters Agreement shall be allocated to the Parent Entities and SpinCo Entities in accordance with the Code, Treasury Regulations and any other applicable Tax Law.

Section 9.4 Employment Treatment.

(a) Continuous employment with the SpinCo Group and the Parent Group following the Distribution Date will be deemed to be continuing service for purposes of vesting for the SpinCo Equity Compensation Awards and the Parent Equity Compensation Awards. However, in the event that a SpinCo Employee terminates employment after the Distribution Date and becomes employed by the Parent Group, for purposes of Article IX, the SpinCo Employee will be deemed terminated and the terms and conditions of the applicable performance incentive plan under which grants were made will apply. Similarly, in the event that a Parent Employee terminates employment after the Distribution Date and becomes employed by the SpinCo Group, for purposes of Article IX, the Parent Employee will be deemed terminated and the terms and conditions of the performance incentive plan under which grants were made will apply. Notwithstanding the foregoing, for purposes of this Article IX only, a Delayed Transfer Employee’s actual transfer of employment will not be deemed a termination of employment. In addition, a non-employee member of the board of directors of Parent or SpinCo will be treated in a similar manner to that described in this Section 9.4(a).

(b) If, after the Distribution Date, Parent, the Additional Eaton Parties or SpinCo identifies an administrative error in the individuals identified as holding Parent Equity Compensation Awards and SpinCo Equity Compensation Awards, the amount of such awards so held, the vesting level of such awards, or any other similar error, Parent, the Additional Eaton Parties and SpinCo will mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and Parent, the Additional Eaton Parties and SpinCo in the position in which they would have been had the error not occurred.

Section 9.5 Equity Award Administration. SpinCo, Parent and the Additional Eaton Parties shall mutually agree on an administrator and recordkeeper for the SpinCo and Parent Equity Compensation Awards outstanding as of the Distribution for the life of the relevant awards, after good faith discussions with Merger Partner with respect to SpinCo Equity Compensation Awards.

Section 9.6 Registration. SpinCo will register the SpinCo Shares relating to the SpinCo Equity Compensation Awards and make any necessary filings with the appropriate Governmental Authorities as required under U.S. and foreign securities Laws.

Section 9.7 Parent Obligations.

(a) Notwithstanding anything to the contrary in this Agreement, Parent shall have no responsibility or obligation to pay, perform, fulfill and discharge any and all Liabilities to the extent relating to, arising out of or resulting from the Parent Equity Compensation Awards (and any other compensation and employee benefits plans described under this Agreement) to SpinCo or the SpinCo Entities, rather the Additional Eaton Parties will retain, pay, perform, fulfill and discharge any and all Liabilities to the extent relating to, arising out of or resulting from the Parent Equity Compensation Awards (and any other compensation and employee benefits plans described under this Agreement). The only obligations owed by Parent under this Agreement are with respect to, and for the benefit of, the Additional Eaton Parties to facilitate and enable the applicable Additional Eaton Party with satisfying any and all of its obligations to SpinCo or the SpinCo Entities arising hereunder.

(b) The Parties hereto intend and agree that the Additional Eaton Parties, as applicable, shall pay to Parent an amount equal to any compensation or benefits paid to any Delayed Transfer Employee following the Distribution Date but prior to the Applicable Transfer Date (including, but not limited to, salary and equity compensation awards) (the “Delayed Transfer Payments”), provided that, the value of the Delayed Transfer Payment with respect to any Parent Equity Compensation Awards shall be equal to the fair market value of the Parent Shares underlying such Parent Equity Compensation Award as determined for U.S. federal income tax purposes. The Delayed Transfer Payments shall be made from the Additional Eaton Parties to Parent on a monthly basis.

(c) Each of the Parties further acknowledges and agrees to the intended Tax treatment of any indemnification payments required to be made by Parent (or any of its Affiliates) to SpinCo or SpinCo to Parent (or any of its Affiliates), in each case, pursuant to this Agreement, and as further set forth in the Tax Matters Agreement, mutatis mutandis. In furtherance of the foregoing, in the event that Parent (or any Affiliate of Parent that is not otherwise a Subsidiary of an Additional Eaton Party) would otherwise make any payment or have any indemnity obligation to SpinCo under this Agreement, the Additional Eaton Parties shall absolutely, irrevocably and unconditionally indemnify, defend and hold harmless Parent or such Affiliate thereof and shall, among other things, satisfy any required payment to SpinCo arising hereunder.

ARTICLE X

BENEFIT PLAN REIMBURSEMENTS, BENEFIT PLAN THIRD-PARTY CLAIMS

Section 10.1 General Principles. From and after the Distribution Date, any services that a SpinCo Entity will provide to the Parent Entities or that a Parent Entity will provide to the SpinCo Entities relating to any Benefit Plans, if any, will be set forth in the Transition Services Agreement (and, to the extent provided therein, a SpinCo Entity or Parent Entity will provide administrative services referred to in this Employee Matters Agreement). Nothing in the Transition Services Agreement is intended, or shall be construed, to conflict with this Employee Matters Agreement. In the event of any such conflict, the terms of this Employee Matters Agreement shall prevail.

Section 10.2 Benefit Plan Third-Party Claims. Any Third-Party Claim relating to the matters addressed in this Employee Matters Agreement shall be governed by the applicable provisions of the Separation Agreement.

ARTICLE XI

INDEMNIFICATION

Section 11.1 Indemnification. All Liabilities assumed by or allocated to SpinCo or the SpinCo Group pursuant to this Employee Matters Agreement will be deemed to be SpinCo Liabilities for purposes of Article VI of the Separation Agreement, and all Liabilities retained or assumed by or allocated to the Additional Eaton Parties (or other Parent Entities) pursuant to this Employee Matters Agreement will be deemed to be Parent Liabilities for purposes of Article VI of the Separation Agreement. All such SpinCo Liabilities and Parent Liabilities shall be governed by the applicable indemnification terms of the Separation Agreement.

ARTICLE XII

COOPERATION

Section 12.1 Cooperation. Following the date of this Employee Matters Agreement, Parent, the Additional Eaton Parties and SpinCo will, and will cause their respective Subsidiaries, agents and vendors to, to the extent permitted or required by applicable Law, use commercially reasonable efforts to cooperate with respect to any employee compensation, benefits or human resources systems matters that Parent and the Additional Eaton Parties or SpinCo, as applicable, reasonably determines require the cooperation of such Parties in order to accomplish the objectives of this Employee Matters Agreement. Without limiting the generality of the preceding sentence, (a) Parent, the Additional Eaton Parties and SpinCo will cooperate in coordinating each of their respective payroll systems in connection with the transfers of Parent Employees to the Parent Group and the Distribution, (b) Parent will, and will cause its Subsidiaries to, transfer records to SpinCo as reasonably necessary for the proper administration of the SpinCo Benefit Plans, to the extent such records are in Parent’s possession, (c) Parent and SpinCo will share, with each other and with their respective agents and vendors (without obtaining releases), all employee, participant and beneficiary information necessary for the efficient and accurate administration of the Benefit Plans, and (d) Parent and SpinCo will share such information as is necessary to administer equity awards pursuant to Article IX, to provide any required information to holders of such equity awards, and to make any governmental filings with respect thereto.

Section 12.2 Consultation with Employee Representative Bodies. Prior to the Distribution, Parent and SpinCo shall, and shall cause their respective Parent Entities and SpinCo Entities to, mutually cooperate in undertaking all reasonably necessary or legally required provision of information to, or consultations, discussions or negotiations with, employee representative bodies (including any unions or works councils) which represent employees affected by the transactions contemplated by this Employee Matters Agreement. Where any steps or arrangements contemplated by this Employee Matters Agreement are subject to information and/or consultation with employees and/or their representatives in accordance with applicable Law, no such steps or arrangements shall be deemed binding until such time as the applicable information and/or consultation process has taken place.

Section 12.3 Visas. Parent shall, or shall cause its applicable Parent Entities to, use their reasonable best efforts to ensure that any foreign national who requires a visa in order to work for SpinCo in his or her current position may continue to work in such position following the Distribution.

Section 12.4 Restrictive Covenants. Parent agrees that, notwithstanding the terms of any non-competition, non-solicit, non-disclosure, or similar restrictive covenant between Parent or any Parent Entities and a SpinCo Employee (the “RCAs”), such SpinCo Employee shall be permitted to provide services to SpinCo following the Distribution, and Parent will not, and shall cause any Parent Entities to not, seek to enforce the terms of any such RCA following the Distribution. Parent and any Parent Entity shall assign the right, but not the obligation, for SpinCo and its Affiliates to enforce such RCAs following the Distribution.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Vendor Contracts. Prior to the Distribution, Parent and SpinCo will use reasonable best efforts to (a) negotiate with the current Third-Party providers to separate and assign the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, Third-Party administrator agreement, letter of understanding or arrangement that pertains to one or more Parent Benefit Plans and one or more SpinCo Benefit Plans (each, a “Vendor Contract”) to the extent that such rights or obligations pertain to SpinCo Employees and their Plan Payees or, in the alternative, to negotiate with the current Third-Party providers to provide substantially similar services to the SpinCo Benefit Plans on substantially similar terms under separate contracts with SpinCo or the SpinCo Benefit Plans and (b) to the extent permitted by the applicable Third-Party provider, obtain and maintain pricing discounts or other preferential terms under the Vendor Contracts.

Section 13.2 Contingent Workers. During the period prior to the Distribution, Parent shall use commercially reasonable efforts to make individual independent contractors related to SpinCo and directly engaged by Parent or SpinCo available to Merger Partner for the purpose of allowing Merger Partner to interview each such contractor and determine the nature and extent of each such person’s continuation with SpinCo and Merger Partner, if any; provided that, Parent shall have a right to (i) review and provide prior consent (not to be unreasonably withheld) on any questions or topics to be discussed with such individual independent contractors prior to any such interviews and (ii) participate in any such interviews. Parent shall provide to Merger Partner contact information for Third-Party service providers providing contingent personnel to SpinCo and reasonably cooperate in identifying such contingent workforce to the extent requested by Merger Partner.

Section 13.3 Employment Taxes Withholding Reporting Responsibility. SpinCo, Parent and the Additional Eaton Parties hereby agree to follow the standard procedure for United States employment Tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-34. Parent will withhold and remit all employment taxes for the last payroll date preceding the Distribution Date with respect to all current and former employees of Parent and SpinCo who receive wages on such payroll date.

Section 13.4 Data Privacy. The parties agree that any applicable data privacy Laws and any other obligations of the SpinCo Group and the Parent Group to maintain the confidentiality of any employee information or information held by any benefit plans in accordance with applicable Law will govern the disclosure of employee information among the parties under this Employee Matters Agreement. SpinCo and Parent shall ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the SpinCo Employees, Former SpinCo Employees, Parent Employees and Former Parent Employees.

Section 13.5 Third-Party Beneficiaries. Nothing contained in this Employee Matters Agreement will be construed to create any third-party beneficiary rights in any Person, including without limitation any SpinCo Employee, Parent Employee, Former Parent Employee or Former SpinCo Employee (including any dependent or beneficiary thereof) nor will this Employee Matters Agreement be deemed to amend any Benefit Plan of Parent, SpinCo, or their Affiliates or to prohibit Parent, SpinCo or their respective Affiliates from amending or terminating any Benefit Plan.

Section 13.6 Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution, or otherwise in connection with the Distribution will not be taken or occur except to the extent specifically agreed by the parties.

Section 13.7 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions will apply as if fully set forth herein (references in this Section 13.7 to an “Article” or “Section” will mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference will be references to the Separation Agreement): Article VI (relating to Mutual Releases; Indemnification); Article VII (relating to Access of Information; Privilege; Confidentiality); Article VIII (relating to Insurance); Article IX (relating to Further Assurances and Additional Covenants); Article X (relating to Termination); and Article XI (relating to Miscellaneous).

Section 13.8 No Representation or Warranty. Each of Parent (on behalf of itself and each other Parent Entity) and SpinCo (on behalf of itself and each other SpinCo Entity) understands and agrees that, except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or in any other Ancillary Agreement, no party (including its Affiliates) to this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement, makes any representation or warranty with respect to any matter in this Employee Matters Agreement, including, without limitation, any representation or warranty with respect to the legal or Tax status or compliance of any Benefit Plan, compensation arrangement or Employment Agreement, and Parent disclaims any and all Liability with respect thereto. Except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement, none of Parent, SpinCo or any of their respective Subsidiaries (including their respective Affiliates) makes any representation or warranty about and will not have any Liability for the accuracy of or omissions from any information, documents or materials made available in connection with entering into this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement or the transactions contemplated hereby or thereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed on the date first written above by their respective duly authorized officers.

EATON CORPORATION PLC

By:
Name:
Title:

EATON CORPORATION

By:
Name:
Title:

EATON CAPITAL UNLIMITED COMPANY

By:
Name:
Title:

MOBILITY (USA) CORPORATION

By:
Name:
Title:

[Signature Page to Employee Matters Agreement]